UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

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NANOPHASE TECHNOLOGIES CORPORATION

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1319 Marquette Drive

Romeoville, Illinois 60446

November 24, 2021

Dear Stockholder:

On behalf of the Board of Directors, I invite you to attend the 2021 Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at our corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, on Thursday, December 9, 2021 at 8:30 a.m., Central time. The formal notice of the Annual Meeting appears on the following page.

On or about November 23, 2021, we mailed our 2021 Proxy Statement and a proxy card.

The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting. Management will be available to answer any questions you may have immediately after the Annual Meeting.

Whether or not you choose to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote your shares via telephone, over the Internet or, if you received a proxy card, sign, and date the proxy card and promptly return it to us in the postage paid envelope provided. Votes not received prior to December 9, 2021 will not be included in official voting. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

You are welcome to join us for the December 9, 2021 meeting, and I urge you to vote over the Internet, via telephone or by mail as soon as possible.

Sincerely,

/s/ JESS JANKOWSKI
Jess Jankowski
President and Chief Executive Officer

PRELIMINARY COPY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 9, 2021

To the Stockholders of

Nanophase Technologies Corporation:

The Annual Meeting of Stockholders of Nanophase Technologies Corporation (the “Company”) will be held at 8:30 a.m., Central time, on Thursday, December 9, 2021, at the Company’s corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, for the following purposes:

(1)	To elect one Class III director to the Company’s Board of Directors;

(2)	Adoption of the amendment to the Company’s certificate of incorporation to increase the number of authorized shares of common stock to 60 million shares;

(3)

Adoption of the amendment to the Company’s certificate of incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company;

(4)	To ratify the appointment by the Company’s Audit and Finance Committee of RSM US LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2021; and

(5)	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the accompanying Proxy Statement.

 The Board of Directors has fixed the close of business on October 29, 2021 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

/s/ JESS JANKOWSKI
Jess Jankowski
Principal Financial Officer

Romeoville, Illinois

November 23, 2021

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE. INSTRUCTIONS REGARDING THE VARIOUS METHODS OF VOTING ARE CONTAINED IN THE PROXY MATERIALS AND ON THE PROXY CARD, INCLUDING HOW TO VOTE BY TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET. IF YOU RECEIVED A PAPER COPY OF YOUR PROXY CARD BY MAIL, YOU MAY STILL VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE PROXY CARD, SIGNING AND DATING IT AND MAILING IT IN THE ENVELOPE PROVIDED.

NANOPHASE TECHNOLOGIES CORPORATION

1319 Marquette Drive
Romeoville, Illinois 60446
(630) 771-6708

 PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Nanophase Technologies Corporation, a Delaware corporation (the “Company,” “Nanophase,” “we,” “us” or “our”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:30 a.m., Central time, on Thursday, December 9, 2021 at 8:30 a.m., at our corporate headquarters, 1319 Marquette Drive, Romeoville, Illinois, and any adjournments thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about November 23, 2021.

Record Date and Outstanding Shares

The Board of Directors has fixed the close of business on October 29, 2021 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of the Record Date, we had outstanding 48,725,473 shares of common stock, par value $0.01 per share (the “common stock”). Each outstanding share of common stock is entitled to one vote on all matters to come before the Annual Meeting.

Voting of Proxies

The Board of Directors authorized Jess A. Jankowski to serve as proxy holder in the name of, and on behalf of, the stockholders executing and returning proxies in connection with the Annual Meeting. Mr. Jankowski is an executive officer of the Company, Corporate Secretary of the Company, and is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Corporate Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy). Stockholders will not have any rights of appraisal or similar dissenter’s rights with respect to any matter to be acted upon at the Annual Meeting.

Board Recommendations

The Board of Directors recommends that you vote your shares (1) “FOR” the election of the director nominee, (2) “FOR” the amendment to our Certificate of Incorporation to increase the number of authorized shares, (3) “FOR” the amendment to our Certificate of Incorporation to allow special meetings of the Company’s stockholders to be called by stockholders, and (4) “FOR” the ratification of the appointment of RSM US LLP as the independent auditors of our financial statements for the year ending December 31, 2021.

Quorum and Required Vote

The required quorum for transaction of business at the Annual Meeting will be a majority of the shares of common stock issued and outstanding and entitled to vote at the Annual Meeting, represented in person or by proxy. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum.

Proposal 1. The vote of a plurality of the shares of common stock voted in person or by proxy is required to elect the nominee for Class III director. Stockholders will not be allowed to cumulate their votes in the election of directors. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.

Proposal 2. The affirmative vote of a majority of the outstanding shares of common stock is required to adopt the amendment to our Certificate of Incorporation to increase the number of authorized shares from 55,000,000 to 60,000,000. As a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

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Proposal 3.  The affirmative vote of at least eighty percent (80%) of the outstanding shares of common stock is required to adopt the amendment to our Certificate of Incorporation to allow a stockholder, or group of stockholders, holding more than 33% of outstanding shares, to call special meetings; as a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

Proposal 4.  The affirmative vote of a majority of the shares of common stock represented in person or by proxy is required to ratify the appointment of RSM US LLP as the independent auditors of our financial statements for the year ending December 31, 2021. Abstentions will be considered present and entitled to vote with respect to ratifying the appointment of our independent auditors and will have the same effect as votes “against” such proposal. Broker non-votes will have no effect on the outcome of the vote to ratify the appointment of our independent auditors.

Annual Report to Stockholders

Our Annual Report, containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

Householding

We have adopted an SEC-approved procedure called “householding.” Under this procedure, we may deliver a single copy of the Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces the environmental impact of our annual meetings, and reduces our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards if they received a printed set of the proxy materials. Upon written or oral request, we will deliver promptly a separate copy of the Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents.

To receive free of charge a separate copy of the Proxy Statement or the Annual Report, or separate copies of any future notice, proxy statement or annual report, or if you are receiving multiple copies of the Proxy Statement and/or Annual Report and would like to receive only one copy, stockholders may write or call us at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Investor Relations, (630) 771-6708.

PROPOSAL 1
ELECTION OF DIRECTORS

Our Board of Directors currently consists of five directors. Article VI of our Certificate of Incorporation provides that the Board of Directors shall be classified with respect to the terms for which its members shall hold office by dividing the members into three classes, each serving three-year terms. The Class III directors whose terms expire at the Annual Meeting are Messrs. Jess A. Jankowski and George A. Vincent III. Mr. Vincent has elected to retire at the expiration of his current term.

 At the 2021 Annual Meeting, one Class III director will be elected for a term of three years expiring at our 2024 Annual Meeting of Stockholders. We prepared the following director summary using information furnished to us by the director nominee. The nominee is presently serving as a director of the Company. See “Nominee” below.

If at the time of the Annual Meeting the nominee should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that the nominee will be unable or decline to serve as a director if elected.

The three directors whose terms of office do not expire in 2021 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below. There is no family relationship between any director or executive officer of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE NAMED BELOW.

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Nominee

The name of the nominee for the office of director, together with certain information concerning such nominee, is set forth below:

Name	Age	Position with the Company	Served as Director Since	Term Expires	Class
Jess A. Jankowski	56	President, Chief Executive Officer, Chief Financial Officer, and Director	2009	2021	III

Mr. Jankowski joined the Board in February 2009. He has served as the Company’s President and Chief Executive Officer since that time. Mr. Jankowski also served as the Company’s principal financial officer and principal accounting officer from November 2017 until March 2018, and again from April 2019 through the current time. After joining the Company in 1995, Mr. Jankowski held offices including Vice President of Finance, Chief Financial Officer, Secretary, Treasurer and Controller. Prior to joining the Company, he served as Controller for two building and public works contractors in the Chicago area, during which time he had significant business development responsibilities. He began his career working for Kemper Financial Services. Mr. Jankowski holds a B.S. from Northern Illinois University and an M.B.A. from Loyola University. He was appointed to serve on the board of directors of the Northern Illinois Technology Foundation, an economic development and technology transfer entity that is part of Northern Illinois University (2009-2018). Mr. Jankowski was also appointed to serve on the Due Diligence Team of the State’s Invest Illinois Venture Fund (2011-2015). He also served on the TechAmerica Midwest Board (2008- 2012). Mr. Jankowski was also appointed to serve on the Romeoville Economic Development Commission (2004-2010). He has also served on the advisory board of NITECH (Formerly WESTEC), an Illinois Technology Enterprise Center focusing on the commercialization of advanced manufacturing technologies (2003-2008). Mr. Jankowski has served on the Advisory Board of the Nanobusiness Commercialization Association since 2009. We believe that Mr. Jankowski’s long-term and intimate experience with the Company’s operations and business development process, his financial and management expertise, and his extensive industry relationships, make him a valuable member of our Board of Directors.

Other Directors

The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified. We prepared the following director summaries using information furnished to us by the directors.

Name	Age	Position with the Company	Served as Director Since	Term Expires	Class
Laura M. Beres	37	Director	2020	2022	I
R. Janet Whitmore	67	Chair of the Board of Directors	2003	2022	I
Richard W. Siegel, Ph.D.	84	Director	1989	2023	II
George A. Vincent, III	77	Director	2007	2021	III

Ms. Beres has served as a director of the Company since October, 2020. She has spent her career in corporate strategy and operations in retail and consumer industries, transforming programs and building new organizational and market-facing capabilities. Ms. Beres currently serves as the Director of Corporate Strategy at Ulta Beauty, where she leads the Conscious Beauty program, a holistic project that offers enhanced transparency and choice around clean ingredients and sustainability. Previously, she has worked at Deloitte Consulting, advising primarily on growth and transformation strategies in Consumer-Packaged Goods, with additional leadership roles in the CMO practice, developing and executing strategies on large global accounts. Ms. Beres started her career working in the financial services, focused on small and middle market companies, with responsibilities including commercial lending and credit evaluation, and credit transaction negotiation. She earned her M.B.A. from The University of Chicago Booth School of Business, and has a B.S. in Finance and B.A. in Oboe Performance from Butler University. Ms. Beres has also served on Associate and Auxiliary Boards for non-profit organizations in Chicago, as well as the Board of Directors for Chicago Youth Symphony Orchestras. We believe that Ms. Beres’ broad strategic experience in CPG, and specific experience with cosmetics, along with her strong financial background makes her a valuable member of our Board of Directors.

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Ms. Whitmore joined the Board in November 2003, and was appointed Chair in November 2019. She is a former director of Silverleaf Resorts, Inc., where she served as Chairman of the Compensation Committee and as a member of the Audit Committee. She is also a former director of Epoch Biosciences, a supplier of proprietary products used to accelerate genomic analysis. Ms. Whitmore is Founder of Benton Consulting, LLC, which specializes in business development and processes. From 1976 through 1999, Ms. Whitmore held numerous engineering and finance positions at Mobil Corporation, including Mobil’s Chief Financial Analyst and Controller of Mobil’s Global Petrochemicals Division. Ms. Whitmore holds a B.S. degree in Chemical Engineering from Purdue University and an M.B.A. from Lewis University. We believe that Ms. Whitmore’s combination of global financial, engineering, and management expertise makes her a valuable member of our Board of Directors.

Dr. Siegel is a co-founder of the Company and has served as a director of the Company since 1989. Dr. Siegel served as a consultant to the Company from 1990 to 2002 with regard to the application and commercialization of nanomaterials. Dr. Siegel is an internationally recognized scientist in the field of nanomaterials. During his tenure on the research staff at Argonne National Laboratory from July 1974 to May 1995, he was the principal scientist engaged in research with the laboratory-scale synthesis process that was the progenitor of the Company’s physical-vapor-synthesis production system. Dr. Siegel has been the Robert W. Hunt Professor in Materials Science and Engineering at Rensselaer Polytechnic Institute since June 1995, and served as Department Head from 1995 to 2000. Dr. Siegel was the founding Director of both the Rensselaer Nanotechnology Center (2001-2015) and the U.S. National Science Foundation funded Nanoscale Science and Engineering Center for Directed Assembly of Nanostructures (2001-2013). During the period from 1995 until 1998, he was also a visiting professor at the Max Planck Institute for Microstructure Physics in Germany on an Alexander von Humboldt Research Prize received in 1994. During the period from 2003 until 2004 he was a visiting professor in Japan on a RIKEN Eminent Scientist Award. He chaired the World Technology Evaluation Center worldwide study of nanostructure science and technology for the U.S. government, has served on the Council of the Materials Research Society and as Chairman of the International Committee on Nanostructured Materials. He also served on the Committee on Materials with Sub-Micron Sized Microstructures of the National Materials Advisory Board and was the co-chairman of the Study Panel on Clusters and Cluster-Assembled Materials for the U.S. Department of Energy. He served on the Nanotechnology Technical Advisory Group to the U.S. President’s Council of Advisors on Science and Technology during 2003-2009. Dr. Siegel holds an A.B. degree in physics from Williams College and an M.S. degree and Ph.D. from the University of Illinois at Urbana-Champaign. We believe that Dr. Siegel’s value to our Board of Directors, as co-founder of the Company and inventor of our initial base technology, is self-explanatory.

  Mr. Vincent has served as a director of the Company since November 2007. He is the retired Chairman and President of The HallStar Company, where he served as CEO for twenty years. HallStar is a chemical manufacturer and innovator specializing in material science, marketing its products worldwide, primarily into the polymer and personal care industries. Prior to HallStar, Mr. Vincent held positions in purchasing, sales, commercial development, and strategic planning with FMC Corporation (chemicals) and General Electric Company (chemicals and plastics). Mr. Vincent has served as Chairman of the Illinois Manufacturers’ Association (IMA) and the Chemical Industry Council of Illinois (CICI), as well as Director of the American Chemistry Council (ACC). Mr. Vincent serves on the boards of several closely held companies in the chemicals and materials industry sector. He holds a Bachelor of Arts degree in Chemistry from Dartmouth College and an M.B.A. degree from Harvard Business School. We believe that Mr. Vincent’s extensive experience in the chemicals industry and management leadership makes him a valuable member of our Board of Directors. He has decided to retire from the Board of Directors of Nanophase at the end of his current term.

Director Compensation

Upon first being elected to the Board of Directors, each director of the Company who is not an employee or consultant of the Company (an “Outside Director”) is granted stock options to purchase shares of common stock at the closing price as of the date of issuance. This initial option grant to an Outside Director typically vests over three years, but may accelerate upon termination from the Board of Directors.

In 2020, we paid quarterly compensation to the Chairman of the Board of Directors, for an annual total of $22,500. We paid each of our incumbent Outside Directors quarterly compensation for an annual total of $16,500, and we paid our new director $3,179 (prorated for days served in 2020). All compensation was paid for services performed in their capacity as directors.

During June and October of 2020, we granted our then Outside Directors, and our new director, Ms. Beres, stock options in the amount of 50,000 and 10,000 shares, respectively, under the 2019 Equity Compensation Plan (the “2019 Equity Plan”), as follows: the Chairman of the Board of Directors received stock options to purchase 20,000 shares of our common stock, each of our other incumbent Outside Directors received stock options to purchase 15,000 shares of our common stock, and our new director received stock options to purchase 10,000 shares of our common stock. Our Outside Directors had the following shares of our common stock underlying stock options (both vested and unvested) outstanding as of December 31, 2020: Ms. Whitmore: 121,100 shares; Ms. Beres: 10,000 shares; Dr. Siegel: 116,100; and Mr. Vincent: 121,850 shares.

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  In 2005, we adopted, and our stockholders approved, the 2005 Non-Employee Director Restricted Stock Plan (the “Director Restricted Stock Plan”) which reserved 150,000 shares of our common stock to be issued to Outside Directors in the form of restricted shares. In 2005, no awards were made under the Director Restricted Stock Plan. In 2005, we also adopted the Non-Employee Director Deferred Compensation Plan (the “Director Deferred Compensation Plan”) which permits an Outside Director to defer the receipt of director fees until separation from service or such time as the Company undergoes a change in control. We amended the Director Restricted Stock Plan in 2005 to permit an Outside Director to defer receipt of restricted stock granted under it. The deferred restricted shares are accounted for under the Director Deferred Compensation Plan and issued upon separation from service or the Company’s change in control. Under the Director Deferred Compensation Plan, the deferred fees that would have been paid in cash are deemed invested in 5-year U.S. Treasury Bonds during the deferral period. The accumulated hypothetical earnings are paid following the Outside Director’s separation from service or the Company’s change in control. The deferred fees that would have been paid as restricted shares are deemed invested in our common stock during the deferral period. The Director Deferred Compensation Plan is an unfunded, nonqualified deferred compensation arrangement. In 2009, all Outside Directors elected to defer receipts of all of the restricted shares they became entitled to under the Director Restricted Stock Plan, which was consolidated into the 2010 Equity Plan.

All Outside Directors are reimbursed for their reasonable out-of-pocket expenses incurred in attending board and committee meetings.

2020 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
R. Janet Whitmore	$22,500	$5,528	$28,028
Laura M. Beres	$3,179	$3,811	$6,989
Dr. Richard Siegel	$16,500	$4,146	$20,646
George A. Vincent, III	$16,500	$4,146	$20,646

(1)	The amounts in this column represent the aggregate grant date fair value of awards granted in fiscal 2020 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). See Note 11 of the notes to our financial statements contained in Part II, Item 8 of our Annual Report for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.

Director Independence

The Board of Directors has determined that the following directors are “independent” as that term is defined in the rules and regulations of the SEC and Nasdaq: Ms. Beres, Dr. Siegel, and Mr. Vincent. This determination is made for purposes of the Company’s disclosure obligations hereunder and is separate from any of the Company’s obligations under applicable OTCQB requirements. Although the Company has not been listed on Nasdaq since 2012, the Board of Directors has historically used the Nasdaq listing standards in making its independence determination to meet its disclosure obligations.

Meetings of the Board and Committees – During the year ended December 31, 2020, the Board of Directors held 10 meetings. All directors were in attendance for all Board of Director meetings and all committee meetings held during 2020 (for all committees on which a particular director served).

Committees of the Board of Directors -- The Board of Directors has established an Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each operates in accordance with its charter (available on our website www.nanophase.com under the “Investor Relations” section). The members of the Audit and Finance Committee are Ms. Whitmore (Chair), Ms. Beres, Dr. Siegel, and Mr. Vincent. The members of the Compensation Committee are Ms. Whitmore (Chair), Ms. Beres, Dr. Siegel, and Mr. Vincent. The members of the Nominating and Corporate Governance Committee are Ms. Whitmore (Chair), Ms. Beres, Dr. Siegel, and Mr. Vincent.

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The Audit and Finance Committee generally has responsibility for retaining the Company’s independent public auditors, reviewing the plan and scope of the accountants’ annual audit, reviewing the Company’s internal control functions and financial management policies, reviewing, and approving all related party transactions, and reporting to the Board of Directors regarding all of the foregoing. The Audit and Finance Committee held five meetings during 2020. The Board of Directors has determined that Ms. Whitmore and Mr. Vincent are the “audit committee financial experts” as described in applicable SEC rules. Except for Ms. Whitmore, each member of the Audit and Finance Committee is independent, as defined in applicable SEC and Nasdaq rules.

The Compensation Committee generally has responsibility for establishing executive officer and key employee compensation, reviewing, and establishing the Company’s executive compensation, evaluating our Outside Director compensation, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the 2019 Equity Compensation Plan (the “2019 Equity Plan”), determining the number of options, if any, to be granted to the Company’s employees and consultants pursuant to the 2019 Equity Plan and reporting to the Board of Directors regarding the foregoing. Regarding most compensation matters, including executive compensation, our management provides recommendations to the Compensation Committee; however, the Compensation Committee does not delegate any of its functions to others in setting compensation. The Compensation Committee does not currently utilize external consultants in executive or director compensation matters. The Compensation Committee held five meetings during 2020. Except for Ms. Whitmore, each member of the Compensation Committee is independent, as defined in applicable SEC and Nasdaq rules. Each director is a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and is an “Outside Director” as defined by the regulations under Section 162(m) of the Internal Revenue Code.

The Nominating and Corporate Governance Committee generally has responsibility for evaluating and nominating candidates to serve on the Board of Directors, and for establishing and reviewing our Corporate Governance Principles. Except for Ms. Whitmore, the other members, and a majority, of the Nominating and Corporate Governance Committee are independent, as defined in applicable SEC and Nasdaq rules. The Nominating and Corporate Governance Committee held eight meetings during 2020.

Communications with the Board of Directors

Any stockholder desiring to communicate with the Board of Directors or one or more of its directors may send a letter addressed to the Board of Directors or the applicable directors in care of the Corporate Secretary at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446. All such communications must have the sender’s name, address, telephone number and e-mail address, if any, as well as a statement of the type and amount of our securities the sender holds and any other interest of the sender in the subject of the communication or, if the sender is not a stockholder of the Company, a statement of the nature of the sender’s interest in the Company. Communications will be forwarded to the proper recipient unless they (a) concern individual grievances or other interests that could not reasonably be construed to be of concern to the stockholders or other constituencies of the Company, (b) advocate for the Company to engage in illegal activities, (c) contain offensive, scurrilous, or abusive content, or (d) have no relevance to the business or operations of the Company.

Directors’ Attendance at Annual Meetings

We encourage, but do not require, our directors to attend our Annual Meeting of Stockholders. When a director is unable to attend an Annual Meeting of Stockholders in person, but is able to attend by electronic conferencing, we will arrange for the director to participate by other means such that the director can hear and be heard by those present at the meeting. The entire Board of Directors attended our 2020 Annual Meeting of Stockholders in person.

Board’s Philosophy in Risk Oversight, Roles and Diversity

The Board of Directors considers its role in risk oversight to focus primarily on evaluating risk at the entity and strategic levels, with management primarily responsible for managing day-to-day risk factors and presenting summary materials for those positions to the Board of Directors. Consistent with this philosophy, the Board of Directors has no formal policy as to whether the roles of Chief Executive Officer (“CEO”) and Chair should be segregated or combined. The Board of Directors considers the circumstances of the Company and makes a determination as to the appropriate leadership structure for the Company at that time. As of the date of this proxy statement, the positions of CEO and Chair are held by two individuals – Ms. Whitmore now serves as Chair and Mr. Jankowski serves as CEO. Under our Corporate Governance Principles, in the event that the Chair of the Board is not an Outside Director, the Board will elect a lead independent director, who will have the responsibility to schedule and prepare agendas for meetings of the Outside Directors, communicate with the CEO, disseminate information to the rest of the Board and raise issues with management on behalf of the Outside Directors when appropriate. The Board evaluates its leadership structure on an ongoing basis and may change it as circumstances warrant.

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The Board of Directors does not have a stated policy regarding diversity, although pursuant to our Corporate Governance Principles, diversity is one factor that the Nominating and Corporate Governance Committee considers when recommending directors for stockholder approval. The Board seeks experienced individuals for service who bring extensive experience in leadership, operations, finance, and engineering, particularly in areas directly applicable to the Company or its intended future endeavors.

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EXECUTIVE OFFICERS

Set forth below is certain information regarding the executive officers of the Company as of the date of this proxy statement who are not identified as directors in “Proposal I Election of Director—Other Directors” above. We prepared the following executive officer summaries using information furnished to us by the executive officers.

Name	Age	Position
Kevin Cureton	60	Chief Operating Officer

Mr. Cureton joined the Company in November 2012 as Vice President of Sales, Marketing and Business Development. After leading the formation of Solésence in 2016, effective January 2018 Mr. Cureton was named Chief Commercial Officer to better integrate business development and product development efforts, thus giving him the responsibility of overseeing the research and development activities of the company. In December 2019, to further address operational efficiency and accelerate the growth of the Solésence business, Mr. Cureton was promoted to Chief Operating Officer. His business experience has spanned more than 25 years with the majority involved in the dermatology, beauty, and personal care industries, and he is the inventor or co-inventor on over seven patents. Mr. Cureton’s prior work in the beauty industry included serving as the Managing Partner of a consultancy that spearheaded developing digital imaging technology for skin care brands, and founding and serving as the Managing Director of AMCOL Health and Beauty Solutions (HBS). During his tenure at AMCOL, Mr. Cureton led the rapid expansion of the company through a combination of organic growth and two strategic acquisitions, helping it to become one of the leading developers and suppliers of anti-aging and acne care products to brands. He also serves on the Board of Trustees of Marillac St. Vincent Family Services, a 100-year-old, not-for-profit organization providing a range of services to underserved communities on the west and north sides of Chicago. Mr. Cureton holds an undergraduate degree in chemical engineering from Carnegie Mellon University and an M.B.A. from the University of Chicago’s Booth School of Business.

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation for each of our named executive officers in U.S. dollars for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)		Total ($)
Jess Jankowski	2020	319,250		$79,813		$24,876	$—		$23,954		$447,893
Chief Executive Officer	2019	319,250		$—		$6,768	$—		$18,073		$344,091
Kevin Cureton Chief Operating Officer	2020 2019	247,500 225,000	$ $	60,750 —	$ $	24,876 6,768	$—	$ $	15,996 13,705	$ $	349,122 245,473
Nancy Baldwin, Former Vice President Human Resources, and Investor Relations (5)	2019	141,800		$—		$6,768	$—		$2,490		$151,058
Jaime Escobar, Former Chief Financial Officer (6)	2019	127,911		$—		$—	$—		$1,310		$129,221

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(1)	Any amounts earned during 2020 and 2019 would typically have been paid in early 2021 and 2020, respectively. Bonus compensation is driven by Company performance against its goals as ultimately determined by the Compensation Committee of the Board of Directors. A set of Company-level objectives is created at the beginning of the year, focusing on total revenue, revenue growth, particular sources of revenue growth, business development achievements, cash flows and related targets, as well as a small discretionary component designed to capture items not specifically listed. Each measure has varying levels of achievement, which is reflected in the aggregate bonus measurement. The resulting bonus calculation is then applied to each individual’s bonus potential as a percentage of salary. Performance targets were not met and thus no bonus was awarded to any of the named executive officers for 2019. For 2020, the Compensation Committee of the Board of Directors decided to expand the goal set to include first quarter 2021 to accommodate a series of delays created by events relating to the COVID-19 pandemic. The bonuses listed above were paid in June 2021.
(2)	The amounts in this column represent the aggregate grant date fair value of awards granted in 2020 and 2019 in accordance with FASB ASC Topic 718. See Note 11 of the notes to our financial statements contained elsewhere in our 2020 Form 10-K (filed March 26, 2021) for a discussion of all assumptions made by us in determining the FASB ASC Topic 718 values.
(3)	None.
(4)	The amounts in this column represent 401(k) match (total for executive officers of $4,305 during 2020 and $5,296 during 2019), health and life insurance. Health insurance benefits are the same for all employees. Life insurance is provided in the amount of one time the annual base salary with a maximum of $150,000.
(5)	Ms. Baldwin retired from the Company effective December 31, 2019.
(6)	Mr. Escobar left the Company effective April 13, 2019.

Employment Agreements

Effective as of August 12, 2009, we entered into an employment agreement with Jess Jankowski in connection with his services as President and Chief Executive Officer. No term has been assigned to Mr. Jankowski’s employment agreement.

Pursuant to the terms of his employment agreement, Mr. Jankowski will receive an annual base salary of not less than $275,000. In addition, Mr. Jankowski will be eligible for discretionary bonuses for services to be performed as an executive officer of the Company based on performance and achieving milestones approved by our Board.

Mr. Jankowski will be eligible for such stock options and other equity compensation as the Board deems appropriate, subject to the provisions of the 2019 Equity Plan. Mr. Jankowski will also be entitled to the employee benefits made available by us generally to all our other executive officers, subject to the terms and conditions of our employee benefit plan in effect from time to time.

In the event Mr. Jankowski’s employment is terminated other than for “cause” (as such term is defined in the employment agreement), Mr. Jankowski will receive a sum equal to Mr. Jankowski’s base salary in effect at the time of termination for 52 full weeks after the effective date of termination, payable in proportionate amounts on our regular pay cycle for professional employees, provided that Mr. Jankowski signs, without subsequent revocation, a separation agreement and release in a form acceptable to us. In addition, all stock options granted to Mr. Jankowski prior to termination will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2019 Equity Plan. If he is terminated for cause, or if he resigns as an employee of the Company, Mr. Jankowski will not be entitled to any severance or other benefits accruing after the term of the employment agreement and such rights will be forfeited immediately upon the end of such term.

If, within two years after the occurrence of a change in control, as defined in his employment agreement, Mr. Jankowski’s employment is terminated other than for cause, his responsibilities or annual compensation are materially reduced without his prior consent, or we cease to be publicly held (each, a “Trigger”), then, subject to Mr. Jankowski signing, without subsequently revoking, a separation agreement and release in a form acceptable to us, Mr. Jankowski will receive a sum equal to his base salary for 104 full weeks after the date the Trigger occurs. In addition, all stock options granted to Mr. Jankowski prior to the Trigger will become fully vested and exercisable in accordance with the applicable option grant agreement and the 2010 Equity Plan.

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Effective as of November 28, 2012, we entered into an employment agreement with Mr. Kevin Cureton providing for an annual base salary of not less than $190,000. No term has been assigned to Mr. Cureton’s employment agreement. If Mr. Cureton is terminated other than for “cause” (as such term is defined in Mr. Cureton’s employment agreement), Mr. Cureton will receive severance benefits in an amount equal to Mr. Cureton’s base salary for 26 weeks. In addition, all stock options granted to Mr. Cureton prior to termination will become fully vested and exercisable in connection with the applicable option grant agreement and the 2019 Equity Plan. A signing bonus of $25,000 was paid upon Mr. Cureton’s acceptance of employment.

Effective as of September 25, 2008, we entered into an employment agreement with Ms. Nancy Baldwin providing for an annual full-time base salary of not less than $150,000. No term has been assigned to Ms. Baldwin’s employment agreement. If Ms. Baldwin is terminated other than for “cause” (as such term is defined in Ms. Baldwin’s employment agreement), Ms. Baldwin will receive severance benefits in an amount equal to Ms. Baldwin’s full-time base salary for 26 weeks. In addition, all stock options granted to Ms. Baldwin prior to termination will become fully vested and exercisable in connection with the applicable option grant agreement and the 2019 Equity Plan. Ms. Baldwin retired from the Company as of December 31, 2019.

Effective as of March 26, 2018, we entered into an employment agreement with Mr. Jaime Escobar providing for an annual base salary of not less than $150,000. We also granted to Mr. Escobar options to purchase up to 36,000 shares of common stock at an exercise price of $0.44 per share with options for one-third of such shares becoming exercisable on each of the first three anniversaries of the date of grant. No term was assigned to Mr. Escobar’s employment agreement. If Mr. Escobar would have been terminated other than for “cause” (as such term is defined in Mr. Escobar’s employment agreement), Mr. Escobar’s agreement stipulates severance benefits in an amount equal to Mr. Escobar’s base salary for 26 weeks if termination happens on or before September 30, 2020 or 13 weeks if termination happens after September 30, 2020. In addition, all stock options granted to Mr. Escobar prior to termination would become fully vested and exercisable in connection with the applicable option grant agreement and the 2010 Equity Plan. Mr. Escobar resigned from his position as Chief Financial Officer effective April 13, 2019. The Board of Directors elected to grant Mr. Escobar the severance benefits and accelerated options vesting under the terms of his employment agreement.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding each unexercised option held by each of our named executive officers as of December 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares of Stock That Have Not Vested ($)
Jess Jankowski
	85,000	-0-		$1.260	05/02/21
	98,000	-0-		$0.300	08/07/22
	90,000	-0-		$0.415	02/14/23
	90,000	-0-		$0.520	02/13/24
	81,000	-0-		$0.440	02/18/25
	69,000	-0-		$0.420	02/23/26
	81,000	-0-		$0.680	02/21/27
	60,000	30,000	(1)	$0.820	05/23/28
	5,500	11,000	(2)	$0.510	05/22/29
	-0-	90,000	(3)	$0.450	06/18/27	—	—
Kevin Cureton
	52,000	-0-		$0.300	11/27/22
	48,000	-0-		$0.415	02/14/23
	75,000	-0-		$0.520	02/13/24
	50,000	-0-		$0.440	02/18/25
	43,500	-0-		$0.420	02/23/26
	50,000	-0-		$0.680	02/21/27
	53,333	26,667	(1)	$0.820	05/23/28
	5,500	11,000	(2)	$0.510	05/22/29
	-0-	90,000	(3)	$0.450	06/18/27	—	—
Nancy Baldwin
	31,000	-0-		$1.260	05/02/21
	41,000	-0-		$0.300	08/07/22
	39,000	-0-		$0.415	02/14/23
	40,000	-0-		$0.520	02/13/24
	36,000	-0-		$0.440	02/18/25
	31,500	-0-		$0.420	02/23/26
	36,000	-0-		$0.680	02/21/27
	26,666	13,334	(1)	$0.820	05/23/28
	5,500	11,000	(2)	$0.510	05/22/29	—	—

(1)	The grants expiring May 23, 2028 vest in three equal installments on May 23, 2019, 2020 and 2021.
(2)	The grants expiring May 22, 2029 vest in three equal installments on May 22, 2020, 2021 and 2022.
(3)	The grants expiring June 18, 2027 vest in three equal installments on June 18, 2021, 2022 and 2023.

Potential Payment upon Termination or Change in Control

Severance Benefits. Please see discussion of severance benefits under “Employment Agreements” above.

Change in Control. Upon a change in control, the 2019 Equity Plan provides that: (1) vesting under all outstanding stock options will automatically accelerate and each option will become fully exercisable; (2) the restrictions and conditions on all outstanding restricted shares shall immediately lapse; and (3) the holders of performance shares will receive a payment in settlement of the performance shares, in an amount determined by the Compensation Committee, based on the target payment for the performance period and the portion of the performance period that precedes the change in control. If the Company is not the surviving entity, the successor is required to assume all unexercised options.

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Payments. The following table quantifies the estimated payments that would be made in each covered circumstance to the following named executive officers:

Name	Termination By Company Without Cause (1)	Change In Control (2)	Involuntary Termination In Connection With or Following a Change In Control (3)
Jess Jankowski	$319,250	$243,386	$881,886
Kevin Cureton	$135,000	$165,745	$300,745

(1)	This amount represents the severance benefits that would be received under the executive officer’s employment agreement as described had the executive officer been terminated by the Company without cause on December 31, 2020, including the value of any stock options that would have accelerated in connection with such termination. For this purpose, the closing price of our common stock as of December 31, 2020, the last business day of 2020, was used. The amount represents the difference between the exercise price of any unvested options and $0.85.
(2)	This amount represents an estimate of the value that would have been received under the 2019 Equity Plan had a change in control occurred as of December 31, 2020 and the executive officers benefited from an acceleration of vesting in the 2019 Equity Plan awards, as described above. For this purpose, the closing price of our common stock as of December 31, 2020, the last business day of 2020, was used. The amount represents the difference between the exercise price of any unvested options and $0.85.
(3)	This amount represents an estimate of the payments and value (including acceleration of vesting of equity-based awards) that would have been received by the executive officers had the executive officers been terminated by the Company without cause on December 31, 2020 in connection with a change in control on this date. For this purpose, the closing price of our common stock as of December 31, 2020, the last business day of 2020, was used. The amount represents the difference between the exercise price of any unvested options and $0.85.
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SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of November 18, 2021 certain information with respect to the beneficial ownership of our common stock by (1) each person known by us to own beneficially more than 5% of the outstanding shares of common stock, (2) each of our directors, (3) each of our named executive officers and (4) all our current executive officers and directors as a group. There were 48,725,473 shares of common stock outstanding as of November 18, 2021.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Beneficially Owned
Bradford T. Whitmore	30,278,154	(2)	62.1%
Grace Investments, Ltd.	601,410	(3)	1.2%
John H. Conley, Jr.	2,225,000	(4)	4.6%
R. Janet Whitmore	1,664,396	(5)	3.4%
Jess A. Jankowski	700,000	(6)	1.4%
Richard W. Siegel, Ph.D.	482,604	(7)	1.0%
Kevin Cureton	413,150	(8)	*
George A. Vincent, III	117,134	(9)	*
Laura M. Beres	3,333	(10)	*
All current executive officers and directors as a group (6 persons)	3,380,617	(11)	6.8%

Unless otherwise indicated below, the person’s address is the same as the address for the Company.

*Denotes beneficial ownership of less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated below, the persons in the above table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)	Includes 601,410 shares of common stock held by Grace Investments, Ltd. and 29,676,744 shares held by Bradford T. Whitmore, as well as 51,454 shares held by his daughter. Mr. Whitmore is a general partner of Grace Investments, Ltd. In such capacity, Mr. Whitmore shares voting and investment power with respect to the shares of common stock held Grace Investments, Ltd. This information is based on information reported on a Form 4, filed on May 11, 2021, with the SEC. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.
(3)	Includes 601,410 shares of common stock held by Grace Investments, Ltd. This information is based on information reported on the Form 4 referenced above. The address of the stockholder is 1603 Orrington Avenue, Suite 900, Evanston, Illinois 60201.
(4)	This information is based on information reported on Schedule 13G/A filed with the SEC on February 1, 2021. The address of the stockholder is 8 Rene Carr Street, Elkton, Maryland 21921.
(5)	Includes Ms. Whitmore’s 94,432 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021, as well as 102,909 shares held by her son.
(6)	Includes Mr. Jankowski’s 640,000 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021, as well as 1,000 shares held by his spouse.
(7)	Includes Dr. Siegel’s 92,766 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021.
(8)	Includes Mr. Cureton’s 387,500 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021.
(9)	Includes Mr. Vincent’s 96,516 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021.
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(10)	Is composed of Ms. Beres’ 3,333 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021.
(11)	Includes all current executive officers and directors as a group’s 1,314,547 shares of common stock issuable upon exercise of options exercisable currently or within 60 days of November 18, 2021.

Securities Authorized for Issuance under Equity Compensation Plans

The following table gives information about our common stock that may be issued upon the exercise of options and rights under our 2019 Equity Plan, the 2010 Equity Plan, the2004 Equity Compensation Plan, the 2005 Non-Employee Director Restricted Stock Plan, and the Amended and Restated 2006 Stock Appreciation Rights Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted - average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plans Approved by Shareholders	2,833,650	$0.59	2,445,000
Plans Not Approved by Shareholders	None	$—	None

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under our Audit and Finance Committee’s charter, the Audit and Finance Committee must review and approve all related person transactions in which any executive officer, director, director nominee or more than 5% stockholder, or any of their immediate family members, has a direct or indirect material interest. The Audit and Finance Committee may not approve a related person transaction unless it is in, or not inconsistent with, our best interests and, where applicable, the terms of such transaction are at least as favorable to us as could be obtained from an unrelated third party.

We engaged in the following transactions in which a related person had or will have a direct or indirect material interest during 2020 or 2019: the November 16, 2018 term loan and revolving debt facility, both subsequently increased and extended, currently for $1.0 million, and up to $6.0 million, respectively, with Beachcorp, LLC, which is managed by our largest stockholder, Bradford T. Whitmore, the sale on May 13, 2019 of 4.1 million shares of our common stock, at a price of $0.40 per share, for gross proceeds of $1.7 million, and the issuance on November 13, 2019 of a $2.0 million convertible note (subsequently converted into common stock May 7, 2021), both directly to Mr. Whitmore. Each of these transactions were reviewed and approved in advance by our Audit and Finance Committee pursuant to the parameters described above. No related person transactions are currently contemplated.

PROPOSAL 2

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has approved and recommends that the stockholders adopt an amendment to the Company’s Certificate of Incorporation to increase the total authorized shares of common stock of the Company from 55,000,000 to 60,000,000. The Company is currently authorized to issue 24,088 shares of preferred stock and the proposed amendment will not affect this authorization. The form of the proposed amendment is included as Exhibit A of this Proxy Statement.

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If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware.

Purpose of the Proposed Amendment — Presently, the Board of Directors has no immediate or specific plans to issue the additional shares of common stock. But the Board believes it is in the best interest of the Company to have additional authorized shares available to provide the Company with flexibility in responding to potential business opportunities in the future. The additional shares may be used for various purposes at the direction of the Board of Directors, when such issuance is deemed to be in the best interests of the Company. These purposes may include establishing strategic relationships with other companies, expanding business or product lines through the acquisition of other businesses or products, financing the Company’s product development and research and development activities and other working capital requirements, and other corporate purposes.

The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding shares of common stock. Adoption of the proposed amendment and issuance of the common stock would not directly affect the rights of the holders of currently outstanding common stock, but effects incidental to the increase are possible. The issuance may decrease the proportionate holdings of existing stockholders and could have the effect of diluting voting power per share.

Required Vote — To be approved, Proposal 2 must receive “For” votes from a majority of the shares outstanding on the record date. As a result, abstentions and broker non-votes will have the same effect as a vote “Against” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 60 MILLION SHARES.

PROPOSAL 3

AMENDMENT TO CERTIFICATE OF INCORPORATION

TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY

The Board of Directors has approved and recommends that the stockholders adopt an amendment to the Company’s Certificate of Incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company. Special meetings may not be called upon less than ten (10) nor more than sixty (60) days’ written notice to the stockholders. Any such meeting will be called pursuant to a duly recognized written demand from any such stockholder or group of stockholders made to the corporate Secretary of the Company in compliance with the procedures for calling a special meeting of the stockholders as may be set forth in the by-laws of the Company. The form of the proposed amendment is included as Exhibit B of this Proxy Statement.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Board of Directors currently intends that, if the amendment is adopted and promptly after the adoption of the amendment, the Board of Directors will adopt specific by-laws of the Company setting forth the procedures for one or more stockholders to give notice to the corporate Secretary of the Company to call a special meeting of the Company’s stockholders.

Purpose of the Proposed Amendment — Under the current provisions of the Company’s certificate of incorporation, only the Board of Directors can call a special meeting of the stockholders. Consequently, the owners of a significant portion of the voting power of our shares of stock cannot call special meetings on their own initiative to remove directors or approve shareholder proposals. The Board of Directors believes that this limitation in the Company’s current certificate of incorporation, among other provisions, is an ‘anti-takeover’ provision which restricts our stockholders’ voice and opportunity to exercise their conventional prerogatives under Delaware corporate law. The Board of Directors believes that the proposed amendment is in the best interest of the Company and our stockholders by allowing the owners of a significant portion of the voting power of our shares of stock more timely opportunities for voice and to remove one or more directors.

Required Vote — The affirmative vote of at least eighty percent (80%) of the outstanding shares of common stock is required to approve the amendment to our Certificate of Incorporation to allow special meetings of the Company’s stockholders to be called by stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Company. As a result, abstentions and broker non-votes will have the same effect as votes “against” such proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ADOPTION OF THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY.

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PROPOSAL 4

RATIFICATION OF APPOINTMENT OF AUDITORS

Report of the Audit and Finance Committee

The Audit and Finance Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements and expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles.

 The Audit and Finance Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2020. The Audit and Finance Committee has discussed with RSM US LLP, the Company’s independent auditor, the matters required to be discussed by applicable Public Company Accounting Oversight Board standards. The Audit and Finance Committee has received and reviewed the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit and Finance Committee concerning independence, and the Audit and Finance Committee discussed with RSM US LLP their independence from management and the Company. The Audit and Finance Committee has considered whether the provision of services by RSM US LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Form 10-Qs are compatible with maintaining RSM US LLP’s independence, and has determined that they are compatible and do not impact RSM US LLP’s independence.

Based on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referred to above should be included in the Company’s Annual Report on Form 10-K accompanying this Proxy Statement and filed with the SEC for the year ended December 31, 2020.

Audit and Finance Committee

R. Janet Whitmore, Chair

Laura M. Beres

Richard W. Siegel, Ph.D.

George A. Vincent, III

Appointment of Independent Auditors

The Audit and Finance Committee has appointed RSM US LLP, an independent registered public accounting firm (“RSM”), as auditors of our financial statements for the year ending December 31, 2021. RSM has been engaged as auditors for the Company since November 2001. The Audit and Finance Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit and Finance Committee’s appointment of RSM. If a majority of the shares voted at the Annual Meeting, in person or by proxy, is not voted in favor of the ratification of the appointment of RSM, the Audit and Finance Committee will interpret this as an instruction to seek other auditors. It is expected that representatives of RSM will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following fees were incurred by the Company for the services of RSM in relation to the 2020 and 2019 fiscal years.

Audit Fees. The aggregate amount billed by our principal accountant, RSM US LLP (“RSM”), for audit services performed for the fiscal years ended December 31, 2020 and 2019 was approximately $168,500 and $203,000, respectively. Audit services include the auditing of financial statements and quarterly reviews.

Audit Related Fees. There were no audit related fees billed by RSM for the years ended December 31, 2020 and 2019, which may include costs incurred for reviews of registration statements, assistance with Staff comment letters, and consultation on various accounting matters in support of our financial statements.

Tax Fees. There were no fees billed by our principal accountant for tax related services for the fiscal years ended December 31, 2020 and 2019.

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All Other Fees. Other than those fees described above, during the fiscal years ended December 31, 2020 and 2019, there were no other fees billed for services performed by our principal accountant.

All of the fees described above were approved by our Audit and Finance Committee.

Audit and Finance Committee Pre-Approval Policies and Procedures.

Audit and Finance Committee Pre-Approval Policies and Procedures. Our Audit and Finance Committee pre-approves the audit and non-audit services performed by RSM, our principal accountants, in order to assure that the provision of such services does not impair RSM’s independence. Unless a type of service to be provided by RSM has received general pre-approval, it will require specific pre-approval by the Audit and Finance Committee. In addition, any proposed services exceeding pre-approval cost levels or budgeted amounts will require specific pre-approval by the Audit and Finance Committee.

The term of any pre-approval is 12 months from the date of pre-approval unless the Audit and Finance Committee specifically provides for a different period. The Audit and Finance Committee will periodically revise the list of pre-approved services, based on subsequent determinations, and has delegated pre-approval authority to the Chairman of the Audit and Finance Committee. In the event the Chairman exercises such delegated authority, he shall report such pre-approval decisions to the Audit and Finance Committee at its next scheduled meeting. The Audit and Finance Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

THE BOARD OF DIRECTORS AND THE AUDIT AND FINANCE COMMITTEE RECOMMEND THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF OUR FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 2021.

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees, and certain other record holders to send proxies, proxy statements and other materials to their principals at our expense. Such banks, brokers, fiduciaries, custodians, nominees, and other record holders will be reimbursed by the Company for their reasonable out-of-pocket expenses of solicitation. We do not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest. In addition to soliciting proxies by mail, certain of our officers and employees, without additional compensation, may solicit proxies personally or by telephone or electronic communication on our behalf.

Proposals of Stockholders

Proposals of stockholders to be considered for inclusion in our proxy statement and proxy for the 2022 Annual Meeting must be received by the Corporate Secretary of the Company on or before July 26, 2022. If a stockholder submits a proposal to be considered at the 2022 Annual Meeting other than in accordance with Rule 14a-8 under the Exchange Act, and does not provide notice of such proposal to the Company by October 9, 2022, the holders of any proxy solicited by our Board of Directors for use at such meeting will have discretionary authority to vote with respect to any proposal as to which timely notice is not given.

 In addition, our By-Laws, as currently in effect, establish procedures for stockholder nominations for election of directors and bringing business before our annual meeting of stockholders. Among other requirements, to nominate a person for election as a director at our 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that we have not publicly disclosed the date of the meeting at least 70 days prior to the date of the meeting, notice by the stockholder must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was publicly disclosed. Among other requirements, to bring business before our 2022 Annual Meeting of Stockholders, a stockholder’s notice must be delivered to, or mailed and received by, our Corporate Secretary at our principal executive offices by July 26, 2022, except that if the date of the Annual Meeting has been changed by more than 30 days from the previous year’s meeting, notice by the stockholder must be received within 10 days after we publicly disclose the date of the meeting. In each case, the notice must contain certain information concerning the proposed nominee or business and the stockholder making the proposal. The specific requirements of these advance notice provisions are set forth in Article II, Sections 2.4 and 2.5 of our By-Laws, a copy of which is available upon request. Such request and any stockholder proposals should be sent to our Corporate Secretary at our principal executive offices.

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Other Business

The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement and our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

Additional Information

We will furnish without charge a copy of our Annual Report, as filed with the SEC, upon the written request of any person who is a stockholder as of the Record Date, and will provide copies of the exhibits to such Annual Report upon payment of a reasonable fee, which shall not exceed our reasonable expenses in connection therewith. Requests for such materials should be directed to Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, Attention: Investor Relations. The information on our website, www.nanophase.com, is not, and should not be deemed to be, a part of this Proxy Statement, or incorporated by reference into any other filings we make with the SEC.

By order of the Board of Directors,

/s/ JESS JANKOWSKI
Jess Jankowski
Chief Executive Officer

Romeoville, Illinois

November 23, 2021

ALL STOCKHOLDERS ARE REQUESTED TO VOTE VIA THE INTERNET, BY TELEPHONE OR BY COMPLETING, DATING, SIGNING AND RETURNING A PROXY CARD PROMPTLY.

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EXHIBIT A

FORM OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION
TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

Article IV, Section A of the Certificate of Incorporation of the Corporation, as previously amended, is hereby amended, and restated in its entirety to read as follows:

ARTICLE IV

A. The Corporation shall have authority to issue the following classes of stock in the number of shares and at the par value as indicated opposite the name of the class:

Class	Number of Shares Authorized	Par Value per Share
Common Stock (the “Common Stock”)	60,000,000	$.01
Preferred Stock (the “Preferred Stock”)	24,088	$.01

The designations and the powers, preferences and relative participating, option or other rights of the Common and Preferred stockholders, and the qualifications, limitations or restrictions thereof remain unchanged.

EXHIBIT B

FORM OF AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION

TO ALLOW SPECIAL MEETINGS OF THE COMPANY’S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY

Article X, Section B of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

ARTICLE X

B.      Special Meetings. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called, upon not less than ten (10) nor more than sixty (60) days’ written notice, only by: (i) the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors; or (ii) the Secretary of the Corporation, following receipt of one or more written demands to call a special meeting of the stockholders from stockholders of record who own, in the aggregate, at least 33% of the voting power of the outstanding shares of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting that complies with the procedures for calling a special meeting of the stockholders as may be set forth in the Bylaws.

NANOPHASE TECHNOLOGIES CORPORATION C/O Broadridge P.O. Box 1342 Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.		Election of Directors	☐	☐	☐

Nominees

	01	Jess A. Jankowski

The Board of Directors recommends you vote FOR proposals 2., 3., and 4.	For	Against	Abstain

2.	TO ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 60 MILLION SHARES	☐	☐	☐

3.	TO ADOPT THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO ALLOW SPECIAL MEETINGS OF THE COMPANY'S STOCKHOLDERS TO BE CALLED BY STOCKHOLDERS OF RECORD WHO OWN, IN THE AGGREGATE, AT LEAST 33% OF THE VOTING POWER OF THE OUTSTANDING SHARES OF THE COMPANY.	☐	☐	☐

4.	TO RATIFY THE APPOINTMENT OF RSM US LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE YEAR ENDED DECEMBER 31, 2021	☐	☐	☐

NOTE: EACH OF THE PERSONS NAMED AS PROXIES ARE AUTHORIZED, IN SUCH PERSON'S DISCRETION, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING, OR ANY ADJOURNMENTS THEREOF.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000430405_1     R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K are available at www.proxyvote.com.

NANOPHASE TECHNOLOGIES CORPORATION
1319 MARQUETTE DRIVE
ROMEOVILLE, ILLINOIS 60446

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 9, 2021
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Jess Jankowski, with full power of substitution, as attorney and proxy for, and in the name and place of, the undersigned, and hereby authorizes Mr. Jankowski to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Nanophase Technologies Corporation to be held at Nanophase Technologies Corporation, 1319 Marquette Drive, Romeoville, Illinois 60446, on Thursday, December 9, 2021 at 8:30 a.m., Chicago time, and at any adjournments thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Continued and to be signed and dated on reverse side

0000430405_2      R1.0.1.18